EXHIBIT 11

                              BULL RUN CORPORATION

                        COMPUTATION OF EARNINGS PER SHARE

           (Dollars and shares in thousands, except per share amounts)

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                                                              Three Months Ended            Six Months Ended
                                                                    June 30                      June 30
                                                              ------------------           -----------------
                                                                 1996       1995             1996       1995
                                                                 ----       ----             ----       ----

Primary:
     Net income                                                $   97     $  376           $  146     $  644
                                                                =====      =====            =====      =====

Primary shares:
     Weighted average number of shares
       outstanding                                             22,079     22,125           22,101     22,131
     Assuming exercise of options                               1,005      1,058              998      1,000
                                                               ------     ------           ------     ------
     Weighted average number of shares
       outstanding, as adjusted                                23,084     23,183           23,099     23,131
                                                               ======     ======           ======     ======

Primary earnings per share:
     Net income                                                $  .00     $  .02           $  .01     $  .03
                                                                =====      =====            =====      =====



Assuming Full Dilution:
     Net income                                                $   97     $  376           $  146     $  644
                                                                =====      =====            =====      =====

Fully diluted shares:
     Weighted average number of shares
        outstanding                                            22,079     22,125           22,101     22,131
     Assuming exercise of options                               1,005      1,218              998      1,218
                                                               ------     ------           ------     ------
     Weighted average number of shares
        outstanding, as adjusted                               23,084     23,343           23,099     23,349
                                                               ======     ======           ======     ======

Fully diluted earnings per share:
     Net income                                                $  .00     $  .02           $  .01     $  .03
                                                                =====      =====            =====      =====


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